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                                                                    Exhibit 20.1

                     Partners First Credit Card Master Trust
                       Excess Spread Analysis - June 2002


--------------------------------------------------------------
Series                                             1998-3
Deal Size                                         $750 MM
Expected Maturity                                 07/15/03
--------------------------------------------------------------

Yield                                                17.44%
Less Coupon                                           1.96%
     Servicing Fee                                    2.00%
     Net Credit Losses                                8.84%
Excess Spread:
     June-02                                          4.64%
     May-02                                           4.97%
     April-02                                         3.41%
Three month Average Excess Spread                     4.34%

Delinquencies:
     30 to 59 Days                                    1.66%
     60 to 89 Days                                    1.16%
     90 + Days                                        2.26%
     Total                                            5.08%

Payment  Rate:                                        8.82%